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                                                                    Exhibit 4.5

                        ACCORD AND SATISFACTION AGREEMENT

         This ACCORD AND SATISFACTION AGREEMENT (this "AGREEMENT"), is made and entered into as of the 17th day of May, 2001, by and among (i) Starnet Systems International, Inc., a corporation organized under the laws of Antigua and Barbuda and a subsidiary of Starnet (defined below) ("COMPANY"); (ii) Simpson Bay, Ltd., a corporation organized under the laws of St. Kitts & Nevis ("SIMPSON BAY"); (iii) Starnet Communications International Inc., a Delaware corporation ("STARNET"); and (iv) AIM Investments Limited, a Gibraltar company ("AIM")(each a "PARTY" and together the "PARTIES").

                                    RECITALS

         A. The Company and Simpson Bay have entered into that certain Loan Agreement dated June 23, 2000 ("LOAN AGREEMENT") pursuant to which Simpson Bay has loaned US$1,500,000 to the Company upon the terms and conditions thereunder ("LOAN").

         B. The Loan Agreement provides for the conversion of the Loan into shares of Starnet.

         C. The Parties desire that the Loan be satisfied and the Loan Agreement modified upon the issuance to a nominee of Simpson Bay, AIM, a number of unregistered shares of the class A common stock, par value $.001 per share, of Starnet ("COMMON STOCK").

         D. The Parties desire to take other certain actions in connection with the foregoing.

                                    AGREEMENT

         In consideration of the promises and the terms and conditions set forth in this Agreement, the parties hereby agree as follows.

         1. ISSUANCE OF COMMON STOCK. Upon the terms and conditions contained in this Agreement, Starnet has authorized the issuance to AIM of that number of shares of unregistered Common Stock equal to $1,500,000 divided by the lower of the closing sales price of a share of Common Stock as reported on the Over-the-Counter Bulletin Board on the day prior to the Closing (as defined below) and $0.75 (the "SHARES").

         2. ACCORD AND SATISFACTION. Simpson Bay hereby agrees and covenants with Starnet and the Company that upon the Closing, the Loan Agreement will continue in full force and effect except as modified hereby, the Loan will be deemed to have been repaid in all respects, and the Parties will have no further obligation whatsoever with respect to the Loan ("ACCORD AND SATISFACTION").

         3. CLOSING. The issuance of the Shares registered in the name of AIM shall occur on May ____, 2001 at ____________, or on such other date and at such other place as the Parties shall mutually agree in writing ("CLOSING"), against payment therefor by Simpson Bay in the form of the Accord and Satisfaction.

         4. TERMINATION. If the Closing does not occur prior to the date that Starnet effects its reorganization thereby becoming a subsidiary of World Gaming plc, as the same shall be evidenced by the effectiveness of a Certificate of Merger flied with the Delaware Secretary of State, this Agreement shall terminate and the Loan Agreement and the terms of the Loan shall continue as if this Agreement had not been entered into.

         5. REPRESENTATIONS AND WARRANTIES OF SIMPSON BAY AND AIM. Simpson Bay and AIM each represent and warrant to the Company and Starnet as follows:

                  (a) It has the power and authority to enter into and perform its obligations under this



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Agreement;

                  (b) It is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended ("SECURITIES ACT"); and

                  (c) It understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and accordingly the Shares will bear a restrictive legend to such effect and Starnet will make or cause to made a notation on its transfer books to such effect, and (iv) the resale limitations imposed by Rule 144 promulgated under the Securities Act will apply to the Shares.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STARNET. Each of the Company and Starnet represent and warrant to Simpson Bay and AIM that it has the power and authority to enter into and perform its obligations under this Agreement.

         7. FURTHER ACTIONS; COOPERATION; TERMINATION OF FINANCING STATEMENTS. The Parties hereby agree to cooperate and take all further actions necessary promptly after Closing to evidence the termination of the Loan Agreement and extinguishment of the Loan, and shall take all actions necessary to terminate or cancel any financing statement, UCC or other similar document filed with a governmental authority to evidence any security interest pursuant to Section 4 of the Loan Agreement in the items listed in Schedule B of the Loan Agreement.

         8. OTHER AGREEMENTS. In connection with the actions set forth above, the Company, Simpson Bay and Starnet hereby agree as follows:

                  (a) Starnet will be free to utilize the equipment presently located in Gibraltar in whatever jurisdiction it may elect to utilize. Starnet will consult with Simpson Bay on any future location of the equipment, but Starnet will ultimately have decision-making authority to locate the equipment wherever it concludes is most appropriate.

                  (b) Simpson Bay agrees, on its behalf, and on behalf of all entities involved in the ownership and operation of the sites of www.playersonly.com, www.sportsbook.com and www.acescasino.com, that all such operations for a period of four (4) years from August 15, 2000, shall exclusively use Starnet software for all such gaming operations, on terms which are the same as those currently in effect. In the event Starnet is not offering the type of gaming software which such entities and Simpson Bay desires to operate in connection with said sites at any time during such four (4) year period, Starnet will be provided with a right of first opportunity to provide such software on terms otherwise offered to Simpson Bay and such entities, so long as Starnet can satisfy the timetable offered by the proposed other provider of such software.

                  (c) Simpson Bay will cause its affiliates to provide Starnet with a right of first refusal to provide the new Starnet sportsbook and casino software for the new casino sublicensee sites which the affiliates are expecting to launch. For Starnet to be able to exercise the right of first refusal, the Starnet software must meet the technical standards and product features of the competing software, be deliverable within the time frames which will be met by the competitor, and will be priced at the lower of Simpson Bay's current rate or the rate of Starnet's competitor. This right of first refusal will be set for an initial term of 2 years, provided that it can be terminated by the affiliate if Starnet has not met the prerequisites for exercising the right of first refusal on two occasions in the period from July 1, 2001 to May 1, 2002. In the event of a Change in Control (defined below) of Simpson Bay and/or AIM, this Section 8(c) shall immediately terminate.

                  (d) In connection with Simpson Bay's affiliates' work to launch a European focused


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sportsbook, Simpson Bay and its affiliates shall in good faith explore whether
Starnet's casino can be integrated with the back-end software utilized by a third party and whether Starnet could utilize such third party's sportsbook to work on the Starnet back-end so that Starnet could offer it to its licensees, for a period of three months from the beginning of technical discussions with respect thereto.

                  (e) An entity whose outstanding capital is owned or has some percentage of common ownership by a person or entity shall be deemed an "affiliate" of such person or entity. A "Change in Control" shall mean a transaction or series of transactions in which a third party or parties acquire 33% or more of the voting capital of such person.

         9. RESTRICTION ON RESALE OF SHARES. Simpson Bay and AIM acknowledge and agree that the Shares, including any securities of World Gaming plc that Simpson Bay or AIM may obtain in exchange for the Shares, may not be resold earlier than
(i) 12 months from the date hereof with respect to the first 25% of the Shares,
(ii) 15 months from the date hereof with respect to the second 25% of the Shares, (iii) 18 months from the date hereof with respect to the third 25% of the Shares and (iv) 21 months with respect to the last 25% of the Shares, which shall be cumulative. The restrictions in this Section 9 shall terminate in the event that Michael Aymong ceases to be the Chief Executive Officer of World Gaming plc for any reason.

         10. ASSIGNMENT. Pursuant to the terms of Section 10 of the Loan Agreement, Simpson Bay hereby assigns all of its right, title, interest, liabilities and obligations in and to the Loan Agreement to AIM, and AIM hereby agrees to assume all right, title, interest, liabilities and obligations in and to the Loan Agreement, effective as of the date hereof. The Company and Starnet hereby consent to the foregoing assignment.

         11. SEVERABILITY. It is the intention of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible, but that the unenforceability of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

         12. SURVIVAL. Except as otherwise provided herein, any provision of this Agreement that by its sense and context is intended to survive the performance hereof by the parties hereunder shall so survive the completion of the performance, cancellation or termination of this Agreement.

         13. OTHER GENERAL. This Agreement shall be executed, construed and performed in accordance with the laws of England and Wales. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed in counterparts and by facsimile.

                            [Signatures on next page]



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     IN WITNESS WHEREOF, the parties have executed this Accord and
Satisfaction Agreement as of the date first above written.

                                      STARNET SYSTEMS INTERNATIONAL, INC.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                      SIMPSON BAY, LTD.

                                      By: /s/ Cheryl Henry
                                         ----------------------------
                                      Name: Cheryl Henry
                                           --------------------------
                                      Title: Director, Secretary
                                            -------------------------

                                      STARNET COMMUNICATIONS INTERNATIONAL INC.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                      AIM INVESTMENTS LIMITED

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

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     IN WITNESS WHEREOF, the parties have executed this Accord and
Satisfaction Agreement as of the date first above written.

                                      STARNET SYSTEMS INTERNATIONAL, INC.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                      SIMPSON BAY, LTD.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

                                      STARNET COMMUNICATIONS INTERNATIONAL INC.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------


                                      AIM INVESTMENTS LIMITED

                                      By: /s/ E.M. French
                                         ----------------------------
                                      Name: E.M. French
                                           --------------------------
                                      Title: Director
                                            -------------------------

                                   - 4 -
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     IN WITNESS WHEREOF, the parties have executed this Accord and
Satisfaction Agreement as of the date first above written.

                                      STARNET SYSTEMS INTERNATIONAL, INC.

                                      By: /s/ Michael Aymong
                                         ----------------------------
                                      Name: Michael Aymong
                                           --------------------------
                                      Title: President
                                            -------------------------


                                      SIMPSON BAY, LTD.

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

                                      STARNET COMMUNICATIONS INTERNATIONAL INC.

                                      By: /s/ Michael Aymong
                                         ----------------------------
                                      Name: Michael Aymong
                                           --------------------------
                                      Title: President
                                            -------------------------


                                      AIM INVESTMENTS LIMITED

                                      By:
                                         ----------------------------
                                      Name:
                                           --------------------------
                                      Title:
                                            -------------------------

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